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EXHIBIT 10.1

SETTLEMENT AGREEMENT

          THIS AGREEMENT (the “Agreement”) is entered into on this 31st day of May, 2007 by and among New Millennium Capital Partners II, LLC, AJW Partners, LLC, AJW Offshore, Ltd. and AJW Qualified Partners LLC, each being funds managed by entities that are wholly owned subsidiaries of The NIR Group, LLC (collectively “NIR”), and Admiralty Holding Company, Inc., Admiralty Corporation and Admiralty Marine Operations, Ltd. (collectively, the “Companies”), G. Howard Collingwood and Walter S. Cytacki:

WITNESSETH:

          WHEREAS Admiralty Holding Company, Inc. (“AHC”), formerly known as Ruby Mining Company, is a publicly traded holding company with no operations of its own.

           WHEREAS Admiralty Corporation (“Admiralty Corp.”) and Admiralty Marine Operations, Ltd. (“AMO”) are wholly owned subsidiaries of AHC, in the business of conducting search and salvage operations in Caribbean and United States waters.

          WHEREAS, AMO has been the record owner of an ocean-going vessel named the R/V New World Legacy (the “Ship”), a 110 foot vessel designed and outfitted for the purpose of locating and recovering shipwrecks in the Caribbean.

          WHEREAS, the Ship is registered in the Jamaican Boat Registry in the name of AMO with an assigned official Jamaican Registry Number of JMR04004 (“Jamaican Ship Registry”).

          WHEREAS G. Howard Collingwood (“Collingwood”) is an officer of each of the Companies and a director of AHC and AMO.

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          WHEREAS Walter S. Cytacki (“Cytacki”) is an owner of certain shares of AHC. WHEREAS, all defined terms in the NIR Loan Documents (defined below) are incorporated herein by reference.

          WHEREAS, on or about June 23, 2005, AHC and NIR entered into a Securities Purchase Agreement providing for, among other things, the terms under which NIR would purchase from AHC callable secured convertible notes in the aggregate principal amount of $2,500,000 in three tranches; and WHEREAS, Under the terms of a series of four Callable Secured Convertible Notes dated June 23, 2005 (the “June 2005 Notes”), AHC is indebted to NIR for the principal sum of $850,000.00, on which interest accrues at the rate of 8.0% per annum, payable quarterly.

          WHEREAS, On or about June 23, 2005, NIR and the Companies entered into a Security Agreement (the “Security Agreement”) under the terms of which the Companies granted to NIR, as security for payment of the June 2005 Notes, a security interest and first lien upon, an unqualified right to possession and disposition of, and a right of setoff against (the “Security Interest”) all of the Companies’ right, title and interest in and to certain collateral, including all of the Companies’ goods (specifically including boats and ships and documents of title representing same), inventory, contract rights and general intangibles, receivables, instruments and chattel paper, etc., subject only to an unrecorded first lien against the Ship in favor of Cytacki and Collingwood as security for four promissory notes, which NIR expressly took notice of and acknowledged in the Security Agreement at Schedule C.

          WHEREAS, the Security Agreement contains a provision in Section 12 that makes, constitutes, and appoints NIR as the true and lawful attorney in fact to, among other things at any time, or from time to time, to do all acts and things which NIR deems necessary to protect,

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preserve and realize upon the Collateral, the NIR Notes, and the Warrants, including the ability to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral (the “Attorney in Fact Powers”).

          WHEREAS, Under the terms of a series of four Callable Secured Convertible Notes dated September 28, 2005 (the “September 2005 Notes”), AHC is indebted to NIR for the principal sum of $800,000.00, on which interest accrues at the rate of 8.0% per annum, payable quarterly.

          WHEREAS, Under the terms of a series of four Callable Secured Convertible Notes dated December 21, 2005 (the “December 2005 Notes”), AHC is indebted to NIR for the principal sum of $850,000.00, on which interest accrues at the rate of 8.0% per annum, payable quarterly.

          WHEREAS, On or about September 28, 2006, the Companies and NIR concluded a financing transaction as a part of which AHC and NIR entered into a Securities Purchase Agreement providing for, among other things, the terms under which NIR would purchase from AHC secured convertible notes in the aggregate principal amount of $600,000.00 in a single tranche.

          WHEREAS, Under the terms of a series of four Callable Secured Convertible Notes dated September 28, 2006 (the “September 2006 Notes”), AHC is indebted to NIR for the principal sum of $600,000.00, on which interest accrues at the rate of 8.0% per annum, payable quarterly.

          WHEREAS, Under the terms of the Security Agreement, the Security Interest previously granted by the Companies to NIR in the Security Agreement as security for repayment of the

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June 2005 Notes, the September 2005 Notes, and the December 2005 Notes also stood as security for repayment of the September 2006 Notes.

           WHEREAS, NIR filed a financing statement with the Secretary of State of Colorado on November 18, 2005.

           WHEREAS, As further security for the Companies’ obligations under the NIR Notes, Collingwood executed and delivered to NIR a Guaranty and Pledge Agreement dated as of June 23, 2005 (the “Pledge Agreement”), pursuant to the terms of which, Collingwood delivered to NIR the certificates representing the shares of common stock of AHC currently owned by Collingwood, along with a stock transfer power executed in blank, to be held by NIR.

           WHEREAS, As of May 4, 2007, the current principal balances due on the June 2005 Notes, the September 2005 Notes, the December 2005 Notes and the September 2006 Notes (collectively, the “NIR Notes”) are as follows:

(a)	June 2005 Notes: $948,836.45 which includes $121,336.45 in interest;

(b)	September 2005 Notes: $901,172.59, which includes $101,172.59 in interest;

(c)	December 2005 Notes: $946,131.51, which includes $96,131.51 in interest;

(d)	September 2006 Notes: $627,879.45, which includes $27,879.45 in interest.

           WHEREAS, AHC has defaulted on interest payments due under the NIR Notes and each of the NIR Notes are in default.

           WHEREAS, in the Security Agreement, it acknowledges that the Companies granted to Cytacki and Collingwood a first-priority lien against the Ship as security for the following obligations (collectively, the “C&C Notes”) incurred in connection with AHC’s acquisition of the Ship:

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          (a)           A promissory note to Collingwood dated March 31, 2004, in the principal amount of $128,958.83, bearing interest at the rate of 6.75% per annum, with a term of 84 months; (b) A promissory note to Cytacki dated October 28, 2004, in the principal amount of $25,000.00, bearing interest at the rate of 6.75% per annum, with a term of 84 months; (c) A promissory note to Cytacki dated September 27, 2004, in the principal amount of $25,000.00, bearing interest at the rate of 6.75% per annum, with a term of 84 months; and (d) A promissory note to Cytacki dated March 31, 2004 in the principal amount of $150,000.00, bearing interest at the rate of 6.75% per annum, with a term of 84 months.

          WHEREAS, the security interest of Collingwood and Cytacki in the Ship is referenced in an attached Exhibit A to each of the C&C Notes.

          WHEREAS, On April 12, 2007, AHC filed with the SEC a report on Form 8-K regarding its suspension of operations and the disposition of the Ship.

          WHEREAS, In the April 8-K, AHC reported that Cytacki and Collingwood had taken immediate possession of the Ship, and that the Companies, Cytacki and Collingwood entered into a settlement agreement on April 11, 2007, under the terms of which the Companies conveyed the Ship to Cytacki and Collinwood in settlement of the Companies obligations under the C&C Notes, which totaled $393,560.61 in order to avoid a clear and present danger to the Ship.

          WHEREAS, the Companies’ sale or disposition of all to substantially all of their assets described herein constitutes an additional Event of Default under the NIR Notes.

          WHEREAS, the April 11, 2007 settlement agreement between the Companies, Collingwood, and Cytacki was entered into in order to avoid a clear and present danger to life limb and property, provide for funds to comply with orders of local maritime and law

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enforcement, and to extinguish notes payable by the Companies to Collingwood and Cytacki after official notice to NIR.

           WHEREAS, On or about May 4, 2007, NIR brought an action in the Superior Court of Fulton County, Georgia, Civil Action No. 2007CV13363 (the “Lawsuit”), alleging certain claims against the Companies and Cytacki and Collingwood (the “Individual Defendants”), including foreclosure of lien and fraudulent transfer claims, and seeking a variety of equitable relief, including a temporary restraining order, a preliminary injunction and appointment of a receiver.

           WHEREAS, On May 4, 2007, the Court entered an temporary restraining order (“TRO”) without a hearing or prior notice to the Companies or the Individual Defendants, enjoining the Companies and Individual Defendants from removing from the United States waters or transferring to any party the Ship;

           WHEREAS, the Companies and Collingwood and Cytacki responded to the injunction requests in the Lawsuit disputing that NIR is entitled to the possession of the Ship and asked the Court to permit Cytacki to sell the Ship to a third party;

           WHEREAS, the Companies and the Individual Defendants deny any wrongdoing, but understand NIR has asserted claims of wrongdoing, thereby creating a controversy and dispute;

           WHEREAS, the hearing on the TRO is now set for 4:00 p.m. EDT on May 24, 2007.

           WHEREAS, the parties wish to avoid further litigation and to completely resolve their disputes, concerns and controversies, including the dispute between the parties concerning the liens, loans, rights to possession, title to, and ownership of the Ship;

           WHEREAS, the Attorney in Fact Powers include the ability to direct the current officers and directors of the Company to take certain actions to effectuate the settlement contemplated

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herein because NIR believes that this settlement will allow it to best protect, preserve, and realize upon the Collateral, the NIR Notes, and the Warrants.

          WHEREAS, NIR does not at this time have any plan or intention to cause AHC to be placed into voluntary or involuntary bankruptcy under the United States Bankruptcy Code;

          WHEREAS, AHC, Admiralty Corp. and AMO each individually and jointly acknowledge and agree that they too are receiving a benefit from the settlement provided for herein among which benefits include but are not limited to the fact that the Companies are not being forced to liquidate thereby causing the equity holders of the Companies to possibly lose their investments, and because their corporate entities have been throughout the time the Companies have operated (and still do operate) as one entity, any benefit and consideration paid or received by one is a benefit and represents consideration received by each of the Companies.

          WHEREAS, the settlement to be implemented pursuant to the terms of this Agreement shall occur through a closing to occur on May 31, 2007, at 10:00 o’clock a.m. EDT at the offices of Smith, Gambrell & Russell, LLP, Promenade II, Suite 3100, 1230 Peachtree Street N.E., Atlanta, Georgia 30309 (the “Closing Date”).

          NOW, THEREFORE, for the mutual considerations received and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.           Accuracy of Recitals. The foregoing recitals are true and correct and are deemed to be a part of this Agreement.

          2.           Directives of NIR in the Exercise of its Attorney In Fact Powers. In order to settle the disputes herein and in the exercise of its Attorney in Fact Powers to allow NIR to protect, preserve and realize on its Collateral, the NIR Notes, and Warrants, NIR pursuant to its

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Attorney in Fact Powers directs (i) the Companies to finance and implement the settlement outlined in this Agreement by (a) borrowing the amounts needed for the Settlement Payment (defined below) from NIR and pay the Settlement Payment to the Individual Defendants, (b) tender the Note to the Individual Defendants and pay the amounts due under the Note to the Individual Defendants, (c) execute the security agreements and ship mortgages referenced herein, and (d) execute the Guarantees referenced herein, and (ii) the Individual Defendants, in their capacities as officers, directors, and/or substantial shareholders of the Companies, as well as the Companies themselves, to perform each and every condition required of them under this Agreement which include (a) obtaining the resignations of the officers and directors of the Companies and designating those persons(s) NIR so designates to fill the positions of the officers and directors of the Companies on a going forward basis and (b) causing the transfer of Collingwood’s stock in AHC back to AHC, to be retired into the treasury of AHC.

          3.           Settlement Payment to Individual Defendants. NIR shall loan to the Companies the sum of Two Hundred Fifty Thousand Dollars ($250,000) for the sole purpose of paying this said sum jointly to the Individual Defendants as part of the settlement contemplated herein. Following its receipt of the Two Hundred Fifty Thousand Dollars ($250,000) the Companies shall cause these monies to be paid jointly to the Individual Defendants, which said monies shall be delivered into the trust account of McGuireWoods LLP one day prior to the Closing Date, in accordance with the payment instructions given for the Note (as defined in paragraph 4, below) (the “Settlement Payment”). Upon delivery to NIR of the fully executed settlement documents set out in the attached Schedule 3.1 (the “NIR Required Settlement Documents”), the settlement funds, exclusive of the payments to be made in the future pursuant to the Note, shall be paid from the trust account of McGuireWoods LLP to the Individual

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Defendants, without recourse by NIR. Should the NIR Required Settlement Documents not be forwarded to NIR as provided for herein, the Settlement Payment in the McGuireWoods LLP Trust Account shall be returned to NIR and the executed copies of the settlement documents shall be returned to the parties executing them at which time this Agreement shall be deemed null and void.

          4.           Execution and Delivery of Note. On the Closing Date, the Companies shall execute and deliver a promissory note (the “Note”), in a form substantially similar to that marked as Exhibit A and attached hereto, in the amount of $600,000, payable jointly to the Individual Defendants in thirty-six (36) monthly installments, with interest at the rate of 6 3/4 % per annum, with payments to commence on July 1, 2007 and to continue monthly thereafter, payable on or before the first day of each month. The Companies’ obligations under the Note shall be joint and several.

The instructions for payment of the Settlement payment are:

BANK OF AMERICA
ABA: 026009593 (Domestic Wires)
Swift Code: BOFAUS3N (International Wires)
Credit: McGuireWoods LLP IOLTA Account
Account Number: 003252793080
Reference: 2051462/0001

The instructions for the payment of the Note are:

COMERICA BANK, Checking Account 6821206049, Routing 072000096

          5.           Security Agreement and Mortgage to Individual Defendants. On the Closing Date, contemporaneously with, and in consideration for, the agreements and covenants undertaken by the Individual Defendants hereunder, the Companies shall execute and deliver to the Individual Defendants a security agreement and ship mortgage (the “Individual Defendants’ Ship Mortgage”), in forms substantially similar to those marked as Exhibit B and attached

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hereto, granting to the Individual Defendants a security interest in all of the Companies’ assets, including the Ship, to secure payment of the principal and interest due under the Note (collectively the “Individual Defendants’ Security Agreements”). The Individual Defendants’ Ship Mortgage shall be filed in the Jamaican Ship Registry and shall be subordinate to the NIR Ship Mortgage, defined below, subject to the provisions of the below referenced Intercreditor Agreement.

          6.           Security Agreement and Mortgage to NIR. On the Closing Date, contemporaneously with, and in consideration for, the agreements and covenants undertaken by the NIR hereunder, the Companies shall execute and deliver to NIR a security agreement and ship mortgage (the “NIR Ship Mortgage”), in forms substantially similar to those marked as Exhibit C and attached hereto, granting to NIR a security interest in all of the Companies’ assets, including the Ship, to secure payment and performance of all of the Companies’ obligations to NIR under the NIR Notes and this Agreement as well as future NIR Notes (the existing Security Interest as well as the security agreements and mortgages delivered pursuant to this Agreement shall collectively be defined herein as the “NIR Security Agreements”). The NIR Notes and the NIR Security Agreements shall be collectively defined herein as the “NIR Loan Documents”. Any and all provisions in the NIR Loan Documents relating to defaults and the enforcement of NIR’s security interest in any of the collateral in which NIR has a security interest as provided for in the NIR Loan Documents shall be available to NIR to be used by NIR in the enforcement of any of its security interests whether or not the particular security agreement or mortgage being enforced contains such provisions. The NIR Ship Mortgage shall be filed in the Jamaican Ship Registry and constitute a first lien on the Ship, subject to the provisions of the below referenced Intercreditor Agreement.

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          7.           On the Closing Date, Admiralty Corp. and AMO shall execute and tender to NIR guaranties in forms substantially similar to those marked Exhibit D and attached hereto (“Guaranties”).

          8.          Intercreditor Agreement. On the Closing Date, contemporaneously with, and in consideration for, the agreements and covenants undertaken by the parties hereunder, the Individual Defendants shall execute and deliver to NIR an intercreditor agreement, in a form substantially similar to that which is marked Exhibit E and is attached hereto (the “Intercreditor Agreement”). The Intercreditor Agreement shall provide that the security interest and liens granted to the Individual Defendants in the Individual Defendants’ Security Agreements as security for payment of the Note shall be subordinate to the security interest and liens granted to NIR in the NIR Security Agreements, except when a Trigger Default (as defined in paragraph 9, below) or when a sale of the property in which the Individual Defendants have a security interest as set forth in the Individual Defendants’ Security Agreements has occurred. Should a Trigger Default Occur, which is not cured as provided below, the security interests and liens of the Individual Defendants shall have priority for distribution purposes as provided in the Intercreditor Agreement. If a sale of the Collateral occurs, the security interests and liens of the Individual Defendants shall have priority for distribution purposes as provided in the Intercreditor Agreement. The priorities created by the UCCs filed to perfect the security interests granted pursuant to the Individual Defendants’ Security Agreements and the NIR Security Agreements shall be subject to the provisions of the Intercreditor Agreement. Additionally, the priorities created by the filing of the Individual Ship Mortgage and the NIR Ship Mortgage shall be subject to the provisions of the Intercreditor Agreement.

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          9.           Notice of Default and Right to Cure. Upon the occurrence of a payment default due under the Note, and upon the Companies’ failure to cure such payment default within seven (7) business days following the date of default pursuant to the terms of the Note (a “Trigger Default”), the Individual Defendants shall give a Notice of Default, in the form substantially similar to that which is marked as Exhibit F and attached hereto (the “Trigger Notice”), to NIR. If the Trigger Default is not cured within fifteen (15) days after receipt by NIR of the Trigger Notice (the “NIR 15 Day Right to Cure”), the Companies must sell their assets in a commercially reasonable manner for fair value, and the parties’ rights with respect to the proceeds received from the sale of the Companies’ assets shall be governed by the Intercreditor Agreement. During the NIR 15 Day Right to Cure period, the Companies and/or NIR shall have the right to cure such payment default, and if such default is cured no Trigger Default shall be deemed to have occurred.

               10.           Delivery of Quitclaim Deed to the Ship/Ownership of Ship. At Closing, Cytacki agrees to transfer to AMO title to the Ship, effective as of the date of this Agreement, pursuant to the form of quitclaim deed attached hereto as Exhibit G. Cytacki represents and warrants that he has full power and authority to transfer the Ship, and that neither Cytacki nor Collingwood have entered into any contracts or agreements, written or verbal, for the sale of the Ship to Caribbean Leasing Ltd. After transfer of title to the Ship as set forth above, each of the Individual Defendants hereby acknowledges and agrees that the Companies either collectively and/or individually own all right, title and interest in and to, and control and are entitled to possession of the Ship, and waive any and all right, title and interest in and to the Ship, except as identified in the Individual Defendants’ Security Agreement and the Individual Defendants’ Ship Mortgage.

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               11.           Existing Liens. The Companies and Individual Defendants acknowledge and agree that to their best knowledge and belief the Ship may be encumbered by only the following liens (copies of the underlying billings having been provided to NIR) in the following approximate amounts, and NIR agrees to provide funds to the Companies at closing sufficient to satisfy each of the amounts due as set forth below, in accordance with the payment provisions set forth in Paragraph 3 hereof, except as to Section 11(a), below, in the total amount of $27,284.46:

(a)	Crew wages and expenses - $44,500;

(b)	Dockage fees due Harbortown Marina - $3,000;

(c)	Due to Collingwood for fuel and ship expenses - $17,000;

(d)	Lennox Patton Corp. Services - $1,185;

(e)	Jerry’s Marine Services - $534.42;

(f)	NMFTA - $35.00;

(g)	Grainger - $81.11;

(h)	Due to Russel Bradley for ship expenses - $1,915.17;

(i)	Due to Murray Bradley for ship expenses - $3,563.76.

          12.           Transfer of Shares of AHC. On the Closing Date, Collingwood shall transfer to AHC, to be held in the treasury of AHC, all of his right, title and interest in the shares of common stock of AHC currently owned, directly or indirectly, by Collingwood or an entity controlled by Collingwood (the “Shares”), which Shares are listed in the attached Schedule 12.1, and shall take such other and further actions required to transfer to AHC all of his right, title and interest in the Shares, including delivery of the certificates for the Shares and a stock transfer power executed in blank.

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          13.           Transition of Management. Effective as of Closing Date, Collingwood shall (i) first cause the current officers (including himself and including those officers that are not the Individual Defendants) (the “Non-Party Management”), as listed on Schedule 13.1 to this Agreement, to resign as officers and to cause the board of directors of the Companies to appoint those persons designated by NIR to be the officers of the Companies, (ii) to the extent applicable have the shareholders appoint new directors or replacement directors for the Companies, and (iii) following the occurrence of (i) and (ii) above, Collingwood shall cause the current directors (including himself and others that make up the Non-Party Management) to resign as directors of the Companies. Collingwood agrees to cooperate with the Companies and NIR in good faith and to use best efforts as reasonably necessary and as requested by the Companies and NIR in order to transition the business and ownership of the Companies in a manner that minimizes any disruption to the operation of the Companies’ business following Closing, for a period of time that should be approximately two (2) weeks from the date of the Closing; provided, however, if NIR is in need of actions to be taken by Collingwood for a reasonable period following the two week period he agrees to so cooperate.

          14.           Dismissal of Lawsuit. Within three business days of Closing the transactions contemplated under this Agreement, NIR shall dismiss the Lawsuit against the Companies, without prejudice, and Individual Defendants, with prejudice, each party to bear its own costs.

          15.           Ratification. The covenants, terms, conditions, stipulations, provisions and agreements contained in the Purchase Agreements, Security Agreement, NIR Notes and related transaction documents (collectively, the “NIR Documents”) are hereby ratified, confirmed, reaffirmed and incorporated herein by reference, it being the intention of Companies and NIR that the NIR Documents shall be and remain in full force and effect, except as modified by this

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Agreement and the Intercreditor Agreement. This ratification is made by each of the Companies and includes, but is not limited to, Admiralty Corp. and AMO affirming that the existing security agreements in favor of NIR from AHC included a grant of a security interest in the assets of Admiralty Corp. and AMO as well as AHC.

          16.           Mutual Releases.

                         (a)           Except for the terms and conditions contained in this Agreement, the Companies, for themselves and their respective partners, officers, directors, investors, employees, agents, attorneys, personal representatives, successors, affiliates, assigns, subsidiaries and divisions (incorporated and unincorporated), release and forever discharge, respectively, The NIR Group, LLC, and the funds making up NIR as defined herein and their respective agents, directors, officers, employees, attorneys, personal representatives, successors, affiliate subsidiaries and divisions (incorporated and unincorporated) (the “NIR Releasees”), the Individual Defendants and Non-Party Management, the individuals identified on Schedule 13.1 hereto, in their individual capacity and in their capacity as officers and directors of the respective Companies, the Board of Directors of each of AHC, and Admiralty Corp., and the officers of Admiralty Marine Operations Ltd., and their respective partners, officers, directors, investors, employees, agents, attorneys, personal representatives, successors, affiliates (including but not limited to Walterwood Partnership), assigns, subsidiaries and divisions (incorporated and unincorporated), from any and all claims, actions, demands, debts, damages, obligations and causes of action whether in contract, tort or otherwise, known or unknown, existing as of the date of the execution of this Agreement, which relate to or arise from any of the NIR Loan Documents or C&C Notes, or to the process of servicing the NIR Loan Documents or C&C Notes, or the charging and collecting of interest thereon or other charges, fees and expenses

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thereunder, the Lawsuit and all claims that were made or could have been made by complaint, amended complaint, counterclaim or cross claim in the Lawsuit, the operation of the Ship, transactions involving the stock of the Companies, or for any other reason directly or indirectly related to any of the foregoing.

                    (b)           Except for the terms and conditions contained in this Agreement, the Individual Defendants, for themselves and their respective partners, employees, agents, attorneys, personal representatives, successors, affiliates (including but not limited to Walterwood Partnership), assigns, release and forever discharge, respectively, each of the NIR Releasees and the Companies, and their respective agents, directors, officers, employees, attorneys, personal representatives, successors, affiliates, assigns, subsidiaries and divisions (incorporated and unincorporated), from any and all claims, actions, demands, debts, damages, obligations and causes of action whether in contract, tort or otherwise, known or unknown, existing as of the date of the execution of this Agreement, which relate to or arise from any of the NIR Loan Documents or C&C Notes, or to the process of servicing the NIR Loan Documents or C&C Notes, or the charging and collecting of interest thereon or other charges, fees and expenses thereunder, the Lawsuit and all claims that were made or could have been made by complaint, amended complaint, counterclaim or cross claim in the Lawsuit, the operation of the Ship, transactions involving the stock of the Companies, or for any other reason directly or indirectly related to any of the foregoing, except that Collingwood does not release the Companies from his claimed lien as set forth at Section 11(c) of this Agreement. THIS RELEASE IN THIS SECTION 16 IS NOT INTENDED TO IN ANY MANNER WHATSOEVER RELEASE THE COMPANIES FROM THEIR OBLIGATIONS UNDER THE INDIVIDUAL DEFENDANTS’ SECURITY AGREEMENTS OR THE NOTE OR

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UNDER ANY OF THE ADDITIONAL DOCUMENTS THEY ARE EXECUTING IN CONNECTION WITH THIS AGREEMENT.

                    (c)           Except for the terms and conditions contained in this Agreement, each of the NIR Releasees, for themselves and their respective partners, officers, directors, investors, employees, agents, attorneys, personal representatives, successors, affiliates, assigns, subsidiaries and divisions (incorporated and unincorporated), release and forever discharge the Individual Defendants and Non-Party Management, the individuals identified on Schedule 13.1 hereto, in their individual capacity and in their capacity as officers and directors of the respective Companies, the Board of Directors of each of AHC, and Admiralty Corp., and the officers of Admiralty Marine Operations Ltd., and their respective partners, officers, directors, investors, employees, agents, attorneys, personal representatives, successors, affiliates (including but not limited to Walterwood Partnership), assigns, subsidiaries and divisions (incorporated and unincorporated), from any and all claims, actions, demands, debts, damages, obligations and causes of action whether in contract, tort or otherwise, known or unknown, existing as of the date of the execution of this Agreement, which relate to or arise from any of the NIR Loan Documents or C&C Notes, or to the process of servicing the NIR Loan Documents or C&C Notes, or the charging and collecting of interest thereon or other charges, fees and expenses thereunder, the Lawsuit and all claims that were made or could have been made by complaint, amended complaint, counterclaim or cross claim in the Lawsuit, the operation of the Ship, transactions involving the stock of the Companies, or for any other reason directly or indirectly related to any of the foregoing. THIS RELEASE IN THIS SECTION 16 IS NOT INTENDED TO IN ANY MANNER WHATSOEVER RELEASE THE COMPANIES FROM THEIR OBLIGATIONS UNDER THE NIR LOAN DOCUMENTS OR UNDER

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ANY OF THE ADDITIONAL DOCUMENTS THEY ARE EXECUTING IN CONNECTION WITH THIS AGREEMENT.

          17.           Further Action. Each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper, or advisable under applicable law, and execute and deliver such documents and other papers, as may reasonably be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby, and to vest in AMO good and valid title to the Ship, and to vest in NIR or its designee good and valid title to the Shares. Such further action also shall require the Individual Defendants, to the extent necessary, to cooperate with the Companies and NIR to accurately register the title to the Ship in AMO’s name in the Jamaican Ship Registry. AHC and NIR agree to cooperate with each other to file an appropriate 8-K relating to this settlement and the related transactions as required under the Securities and Exchange Act of 1934 and the rules and regs promulgated thereunder within the period specified therein.

          18.           Expenses. Except as otherwise expressly set forth in this Agreement and in the Intercreditor Agreement to the contrary, each of the parties hereto agrees to be responsible for its own costs, without right of reimbursement from the other, incurred by it incident to the performance of its obligations under this Agreement. In connection herewith, it is agreed that the expenses of McGuireWoods LLP shall be borne individually by the Individual Defendants and shall not be paid by the Companies.

          19.           Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred, assigned or delegated by any of the parties hereto, in whole or in

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part, without the prior written consent of the other parties, and any attempt to make any such transfer, assignment or delegation without such consent shall be null and void.

          20.           Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the Laws of the State of Georgia applicable to agreements made and to be performed entirely within such state, including all matters of construction, validity and performance, and the parties hereto consent to the jurisdiction of the Superior Court of Fulton County, Georgia; provided however, this provision should not be deemed to change any of the governing law, venue and jurisdiction related provisions in the NIR Loan Documents.

          21.           Amendment and Waiver.

                              (i)           Any provision of this Agreement may be amended, supplemented, modified or waived if, but only if, (a) such amendment, supplement, modification or waiver is in writing and is signed by each party to this Agreement, and (b) only in the specific instance and for the specific purpose for which made or given.

                              (ii)           No failure or delay by any party hereto in exercising any right, power, remedy or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power, remedy or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          22.           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and deemed to be duly given, (i) when delivered by hand, with a record of receipt, (ii) the third day after mailing, if mailed by certified or registered mail, return receipt requested, with postage prepaid, (iii) the day delivered by a nationally recognized overnight courier, with a record of receipt, or (iv) the day of transmissions, with confirmation of receipt, if delivered by facsimile or telecopy during regular business hours (which regular business hours shall be 9:00 am - 5:00 pm, Monday through Friday, excluding office holidays, at the office where received), or the next business day after transmission, with confirmation of receipt, if delivered by facsimile or telecopy after regular business hours, to the parties at the following addresses or telecopy numbers (or to such other address or telecopy number as a party may have specified by the notice given to the other party pursuant to this provision):

If to the Companies:

Attention: Mr. Murray Bradley
Fax: (770) 489-2269

with a copy (which shall not constitute notice) to:

McGUIREWOODS LLP
1170 Peachtree Street
Suite 2100
Atlanta, Georgia 30309
Fax: (404) 443-5758
Attention: Milo S. Cogan

If to the Individual Defendants:

G. Howard Collingwood
Email: ghcollingwood@aol.com

Walter C. Cytacki
Fax: (313) 842-8068

with a copy (which shall not constitute notice) to:

McGUIREWOODS LLP
1170 Peachtree Street
Suite 2100
Atlanta, Georgia 30309
Fax: (404) 443-5758
Attention: Milo S. Cogan

“EXECUTION VERSION”

If to NIR:

The NIR Group, LLC
1044 Northern Boulevard
Suite 302
Roslyn, New York 11576
Attention: Mr. Jonathan Schechter
Fax: 516-739-7115

with a copy (which shall not constitute notice) to:

Bryan Cave LLP
3500 One Kansas City Place 1
200 Main Street
Kansas City, Missouri 64105
Attention: Mark G. Stingley
Fax: 816-374-3300

or to such other addresses as any party may provide to the others in writing.

          23.           Entire Agreement. Except as it relates to the NIR Loan Documents, this Agreement shall cancel, merge and supersede all prior and contemporaneous understandings and agreements relating to the subject matter of this Agreement, whether written or oral, among the parties hereto and contains the entire agreement of the parties hereto, and the parties hereto have no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or therein. As it relates to the NIR Loan Documents, this Agreement, to the extent it changes any of the terms and conditions contained in the NIR Loan Documents (except the governing law, venue and jurisdiction provisions), shall be deemed to be added to and become a part of the NIR Loan Documents.

          24.           Successors. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and to their respective successors and permitted assigns.

          25.           Headings. The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement.

“EXECUTION VERSION”

          26.           Exhibits. All of the exhibits are incorporated herein and made a part of this Agreement by reference.

          27.           Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases and, in its modified form, such provision will then be enforceable and will be enforced.

          28.           Cooperation. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto shall take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably requests.

           29.           Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

“EXECUTION VERSION”

          30.           Time of the Essence. Time is of the essence of this Agreement, including the ancillary agreements hereto, but this provision shall not otherwise affect or limit a defaulting party’s right to receive notice of default and to cure any such default as specifically provided in this Agreement.

          31.           Survival of Certain Obligations. The warranties, representations, terms and conditions in this Agreement that by their sense and context are intended to survive the performance hereof by either or both parties hereunder shall so survive the termination or completion of performance of this Agreement.

          32.          No Admission of Liability. The parties hereto understand, agree and acknowledge that this Settlement Agreement involves the compromise of disputed claims and is not an admission of liability or wrongdoing by any party.

          33.           Counterparts; Facsimile Signature. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same Agreement. This Agreement may be executed and sent via facsimile and a facsimile signature shall be deemed valid and binding on any party hereto.

[Signature pages follow.]

“EXECUTION VERSION”

IN WITNESS WHEREOF, the parties, each acting through their duly authorized officers, have executed this Agreement effective as of the day and year first above written.

ADMIRALTY CORPORATION	ADMIRALTY HOLDING COMPANY, INC.

By: /s/ G. Howard Collingwod	By: /s/ G. Howard Collingwood
G. Howard Collingwood, CEO	G. Howard Collingwood, CEO

ADMIRALTY MARINE OPERATIONS, LTD.

By: /s/ Murray D. Bradley
Murray D. Bradley, Jr., President

WALTER S. CYTACKI	G. HOWARD COLLINGWOOD

/s/ Walter S. Cytacki	/s/ G. Howard Collingwood

AJW PARTNERS, LLC	AJW OFFSHORE, LTD.

By: SMS Group, LLC, its Manager	By: First Street Manager II, LLC, its Manager

By: /s/ Corey S. Ribosky	By: /s/ Corey S. Ribosky

Corey S. Ribotsky	Corey S. Ribotsky
Manager	Manager

AJW QUALIFIED PARTNERS, LLC	NEW MILLENNIUM CAPITAL
PARTNERS, LLC

By: /s/ Corey S. Ribosky	By: /s/ Corey S. Ribosky

Corey S. Ribotsky	Corey S. Ribotsky
Manager	Manager

“EXECUTION VERSION”

Schedule 12.1 Shares

G. Howard Collingwood

UBD	25639	6/13/2002	100,000
UBD	25637	6/10/2002	30,000
UBD	25616	4/16/2002	30,000
UBD	25625	4/26/2002	70,000
UBD	25631	5/10/2002	30,000
UBD	25673	7/19/2002	25,333
UBD	25913	12/02/2002	2,173,913
UBD	25984	3/11/2004	50,000
UBD	25944	1/12/2004	100,000
UBD	25992	3/30/2004	645,670

Collingwood Asset Trust

UBD	25678	7/19/2002	40,000

HGC Global

UBD	25703	7/19/2002	692,500

“EXECUTION VERSION”

Schedule 13.1

List of Officers and Directors of the Companies

Admiralty Holding Company
Admiralty Corporation

G. Howard Collingwood	Chairman, CEO and Director
Murray D. Bradley, Jr.	CFO, Director of AHC
Director, Sr. VP, Secretary and Treasurer of Admiralty
Corporation
William H. (Bill) Boone	Director, Member of Audit & Chairman of Compensation
Committees
Marc S. Wallace	Director, Chairman of Audit & Member of Compensation
Committees
Marc Geriene	Director, Member of Audit & Compensation Committees

Admiralty Marine Operations, Ltd.

Murray D. Bradley, Jr.	President and Treasurer, Director
G. Howard Collingwood	Vice President, Director